KPMG LLP 600 de Maisonneuve Blvd. West Suite 1500 Tour KPMG Montréal (Québec) H3A 0A3	Telephone (514) 840-2100 Fax (514) 840-2187 Internet www.kpmg.ca

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Alderon Iron Ore Corp.

We consent to the use of our report, dated March 27, 2014, with respect to the consolidated financial statements of Alderon Iron Ore Corp., which comprise the consolidated statements of financial position as at December 31, 2013 and 2012, the consolidated statements of changes in equity, comprehensive loss and cash flows for the years then ended, and notes, comprising a summary of significant accounting policies and other explanatory information, included in this annual report on Form 40-F of Alderon Iron Ore Corp.

March 28, 2014
Montréal, Canada

__________________________
*CPA auditor, CA, public accountancy permit No. A120220

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative
(“KPMG International”), a Swiss entity.  KPMG Canada provides services to KPMG LLP.